Exhibit 99.1

IVAX DIAGNOSTICS

RELEASES FOURTH QUARTER AND FULL YEAR 2007 RESULTS

MIAMI—(BUSINESS WIRE)—March 31, 2008—IVAX Diagnostics, Inc. (AMEX:IVD) reported net revenues for the year ended December 31, 2007 of $19,976,000, an increase of 2.3% compared to net revenues of $19,523,000 for the year ended December 31, 2006. For the full year 2007, net loss was $10,434,000, compared to net loss of $2,809,000 for the full year 2006. Net revenues for the fourth quarter of 2007 were $4,937,000, an increase of 7.6% compared to net revenues of $4,590,000 from the same period of the previous year. Net loss for the fourth quarter of 2007 was $1,892,000, compared to net loss of $626,000 for the fourth quarter of 2006.

Kevin Clark, acting Chief Executive Officer and Chief Operating Officer of IVAX Diagnostics, said, “Although net loss increased significantly in 2007 from 2006, this increase was primarily the result of the significant changes we undertook during 2007 in an effort to improve our cash flow and increase our stockholders’ value in the future. Specifically, net loss in 2007 included the tax-affected impact of $9,064,000 of previously reported one-time third quarter 2007 non-cash write-offs and a one-time fourth quarter 2007 accrual for severance related costs, while net loss in 2006 included the impact of previously reported one-time non-cash write-offs and adjustments totaling $710,000. The previously reported one-time third quarter 2007 non-cash write-offs were comprised of goodwill totaling $5,852,000 and PARSEC System related assets totaling $1,674,000, and the one-time severance related costs of $1,998,000 included in general and administrative expenses were incurred during the fourth quarter of 2007 in connection with management and other personnel changes. The previously reported third quarter 2007 non-cash write-off of PARSEC® System related assets and the fourth quarter 2007 incurrence of severance related costs were each related to our previously announced change in strategic direction to focus on the development of the Mago® 4 as a platform for marketing our kits and to place any further development of the PARSEC® System on hold indefinitely. Although this change in strategic direction resulted in significant non-cash write-offs and other non-recurring expenses during 2007, we believe that we are now better positioned to focus on our core business and to achieve profitability in the future, as reflected by our improved fourth quarter results excluding one-time charges. We expect that our decision to focus on the development of our proprietary Mago® 4 platform, the upgraded version of our Mago® Plus instrument, will allow us to broaden our product portfolio of diagnostic assays and continue to deliver to our customers the technological innovation that they expect from us. We also expect to be able to leverage our refocused efforts by selectively partnering on other new projects with other established diagnostics industry companies. Now that our change in strategic direction is behind us, we intend to continue to build upon our core business and strengthen our position.”

About IVAX Diagnostics, Inc.

IVAX Diagnostics, Inc., headquartered in Miami, Florida, develops, manufactures and markets proprietary diagnostic reagents, instrumentation, and software in the United States and Italy through its three subsidiaries: Diamedix Corporation, Delta Biologicals S.r.l., and ImmunoVision, Inc. Teva Pharmaceutical Industries Limited, through its wholly-owned IVAX Corporation subsidiary, owns approximately 72% of IVAX Diagnostics, Inc.

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of IVAX Diagnostics, Inc., including, without limitation: that IVAX Diagnostics may not successfully implement the change in its strategic direction to focus on the development of the Mago® 4 as a platform for marketing its kits and to place any further development of the PARSEC® System on hold indefinitely; that IVAX Diagnostics may not achieve improved cash flow or increased stockholders’ value as a result of its implementation of the change in strategic direction described above; that the implementation of the change in strategic direction described above will not successfully position IVAX Diagnostics to focus on its core business or achieve profitability when expected or at all; risks and uncertainties regarding the PARSEC® System, including, without limitation, that the PARSEC® System may not ever be available, and that IVAX Diagnostics’ international activities associated with the PARSEC® System will be adversely impacted by the change in strategic direction described above; risks and uncertainties regarding the Mago® 4, including, without limitation, that the Mago® 4 may not perform as or be available when expected or at all, that IVAX Diagnostics may not be able to obtain all necessary regulatory approvals for the Mago® 4 when expected or at all, that IVAX Diagnostics may not broaden its product portfolio of diagnostic assays or continue to deliver to its customers the technological innovation that they expect from IVAX Diagnostics as a result of its focus on the development of the Mago® 4, that IVAX Diagnostics may not be successful in its marketing of the Mago® 4, that customers may not integrate the Mago® 4 into their operations as readily as expected, and that sales and reagent rentals of the Mago® 4 may adversely affect sales and reagent rentals of the Mago® Plus; that IVAX Diagnostics may not be able to successfully leverage its refocused efforts by selectively partnering on other new projects with other established diagnostics industry companies; in the event IVAX Diagnostics partners on other new projects with other established diagnostics industry companies, that any such partnerships may not be successful or otherwise result in improved financial performance or results for IVAX Diagnostics; that IVAX Diagnostics will not successfully build upon its core business and strengthen its position; that improved financial performance or results may not occur; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in IVAX Diagnostics’ filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.

IVAX DIAGNOSTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months		Twelve Months
Period Ended December 31,	2007	2006	2007	2006
NET REVENUE	$4,936,752	$4,590,355	$19,975,870	$19,523,471

COST OF SALES	2,089,927	1,915,011	8,399,399	8,457,855

Gross profit	2,846,825	2,675,344	11,576,471	11,065,616

OPERATING EXPENSES:
Selling	1,402,397	1,529,004	5,485,532	5,883,610
General and administrative	2,959,854	1,404,943	7,730,164	5,652,392
Research and development	539,339	416,607	2,152,114	1,894,971
Write-off of PARSEC® related assets	—	—	1,673,824	509,000
Impairment of goodwill	—	—	5,852,435	—

Total operating expenses	4,901,590	3,350,554	22,894,069	13,939,973

Loss from operations	(2,054,765)	(675,210)	(11,317,598)	(2,874,357)

OTHER INCOME, NET:
Interest income	158,852	112,664	435,575	463,882
Other income (expense), net	37,843	36,504	119,515	(44,380)

Total other income, net	196,696	149,168	555,090	419,502

Loss before income taxes	(1,858,070)	(526,042)	(10,762,508)	(2,454,855)
INCOME TAX PROVISION (BENEFIT)	34,070	100,400	(328,769)	153,379

LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(1,892,140)	(626,442)	(10,433,739)	(2,608,234)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—	—	—	(201,000)

Net loss	$(1,892,140)	$(626,442)	$(10,433,739)	$(2,809,234)

Loss per share, before cumulative effect of change in accounting principle
Basic and diluted	$(0.07)	$(0.02)	$(0.38)	$(0.09)

Cumulative effect of change in accounting principle, per share
Basic and diluted	$—	$—	$—	$(0.01)

Loss per share
Basic and diluted	$(0.07)	$(0.02)	$(0.38)	$(0.10)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	27,649,887	27,649,887	27,649,887	27,639,221

Diluted	27,649,887	27,649,887	27,649,887	27,639,221

IVAX DIAGNOSTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2007 and 2006

	2007	2006
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,900,564	$1,995,730
Marketable securities	1,925,000	6,650,000
Accounts receivable, net of allowances for doubtful accounts of $1,052,797 and $1,093,070, respectively	6,287,654	7,489,272
Inventories, net	4,013,312	5,557,528
Other current assets	374,579	1,183,571

Total current assets	16,501,109	22,876,101

PROPERTY, PLANT AND EQUIPMENT:
Land	352,957	352,957
Buildings and improvements	3,039,902	2,985,081
Machinery and equipment	2,534,084	2,825,404
Furniture and fixtures	1,887,369	1,788,170

	7,814,312	7,951,612
Less – Accumulated depreciation	(5,969,020)	(5,650,032)

	1,845,292	2,301,580

OTHER ASSETS:
Marketable securities	4,100,000	—
Goodwill	870,290	6,722,725
Equipment on lease, net	163,113	386,762
Product license	1,242,936	1,255,936
Other	1,045,592	163,998

	7,421,931	8,529,421

Total assets	$25,768,332	$33,707,102

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,217,408	$935,896
Accrued license payable	147,184	526,800
Accrued expenses	5,404,372	3,048,285

Total current liabilities	6,768,964	4,510,981

OTHER LONG-TERM LIABILITIES:
Deferred tax liabilities	174,708	572,089
Other long-term liabilities	850,177	885,890

Total other long-term liabilities	1,024,885	1,457,979

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock, par value $0.01, authorized 50,000,000 shares, issued and outstanding 27,649,887 in 2007 and 2006	276,498	276,498
Additional paid-in capital	40,910,677	40,781,825
Accumulated deficit	(23,209,941)	(12,776,202)
Accumulated other comprehensive loss	(2,751)	(543,979)

Total shareholders’ equity	17,974,483	27,738,142

Total liabilities and shareholders’ equity	$25,768,332	$33,707,102

Contact:	Duane M. Steele
IVAX Diagnostics, Inc.
305-324-2338
www.ivaxdiagnostics.com